UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2010
Dana Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-1063 (Commission File Number)	26-1531856 (IRS Employer Identification Number)
3939 Technology Drive, Maumee, Ohio 43537
(Address of principal executive offices) (Zip Code)
(419) 887-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 4, 2010, Dana Holding Corporation (“Dana”) issued a press release announcing changes to its executive management and its Board of Directors as discussed below. The text of this press release is furnished as Exhibit 99.1.
(i) On November 4, 2010, James E. Sweetnam, Dana’s Chief Executive Officer and President as well as a member of its Board of Directors (the “Board”), resigned as Chief Executive Officer and President of Dana and as a member of its Board, effective immediately.
(ii) In connection with Mr. Sweetnam’s resignation from Dana, Mr. Sweetnam will receive benefits and payments pursuant to his executive employment agreement previously disclosed in a Quarterly Report on Form 10-Q for the period ended September 30, 2009 (the “Employment Agreement”) calculated, for purposes of determining such amounts, as a resignation for “good reason” (as defined in the Employment Agreement). Mr. Sweetnam will be subject to various restrictive covenants, including covenants relating to non-competition, non-solicitation, confidentiality, and cooperation as outlined in his Employment Agreement. In addition, Mr. Sweetnam will be required to execute a release of claims against Dana as a condition to receiving certain benefits.
(iii) Effective on the same date, the Board appointed John M. Devine, Dana’s current Executive Chairman, to serve as Dana’s interim Chief Executive Officer in addition to his current role. Mr. Devine, age 66, has served as Executive Chairman of Dana since July 2009. Previously, he served as Chairman, President and Chief Executive Officer from January 2009 to July 2009. Prior to this, Mr. Devine held the positions of Executive Chairman from January 2008 to December 2008 and Acting Chief Executive Officer from February to April 2008. He was Vice Chairman of General Motors Corporation from January 2001 to June 2006 and its Chief Financial Officer from January 2001 to December 2005. Mr. Devine currently serves as a member of the Board of Directors of Amerigon Incorporated.
(iv) In connection with Mr. Devine’s appointment as interim Chief Executive Officer, Mr. Devine will receive an annual base salary of $1,040,000 and be eligible for a 2011 Annual Incentive Plan target payment of 100% of his annual base salary. Mr. Devine will also receive a one-time stock option grant in the amount of $500,000.00 at time of issuance.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibit is furnished with this report.

Exhibit No.	Description

99.1	Dana Holding Corporation Press Release dated November 4, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION
Date: November 5, 2010	By:	/s/ Marc S. Levin
		Name:	Marc S. Levin
		Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Dana Holding Corporation Press Release dated November 4, 2010

4